EXHIBIT 10.47

1994 STOCK PLAN

PREMIERE TECHNOLOGIES, INC.

STOCK OPTION PLAN

1.        Purposes. The purposes of this Stock Option Plan (the “Plan”) are to encourage stock ownership by key employees, consultants and others rendering services to Premiere Technologies, Inc. (the “Corporation”) and its subsidiaries; to provide an incentive for such employees, consultants and others to expand and improve the profitability of the Corporation and its subsidiaries; and to assist the Corporation and its subsidiaries in attracting and retaining key personnel through the grant of options (“Options”) to purchase shares of the no par value common stock (the “Stock”) of the Corporation.

2.        Definitions. For purposes of the Plan:

(a)       “Board” shall mean the Board of Directors of the Corporation.

(b)      “Committee” shall mean the Stock Option Plan Committee, which shall be comprised of the President of the Corporation and two (2) other members of the Board selected by the President.

(c)       “Optionee” shall mean a Potential Participant to whom an Option is granted under the Plan.

(d)      “Potential Participant” shall mean an employee of, or consultant to, the Corporation or any of its subsidiaries, and any other person who renders services to the Corporation or any of its subsidiaries.

(e)       “Stock Option Agreement” shall mean a Stock Option Agreement in substantially the form attached hereto as Appendix I.

3.        Shares Subject to the Plan. The initial maximum number of shares of Stock for which Options may be granted under the Plan shall be 40,000 shares; provided, however, this number shall be increased by (a) any shares of Stock with respect to which options or warrants have been granted prior to the effective date hereof (“Prior Options”), to the extent such Prior Options terminate or expire prior to the exercise thereof in full, and (b) any shares of Stock which are issued pursuant to a Prior Option and which are repurchased by the Corporation. In addition, shares of Stock subject to, but not issued under, any Option terminating or expiring prior to the exercise thereof in full, and shares of Stock repurchased by the Corporation pursuant to Section 4(b) (iii) of the Stock Option Agreement, shall be deemed available for Options hereafter granted under the Plan.

4.        Administration. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Committee shall be responsible to the Board for the administration and operation of the Plan, and shall make all decisions with respect to participation in the Plan and the granting of Options hereunder. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. The President of the Corporation or the Board may remove a member of the Committee for any reason;

provided, that the President may not be removed as a member of the Committee unless he ceases to be President of the Corporation, in which event he shall be automatically removed. If the President is so removed, he may thereafter serve as a member of the Committee if selected by the President of the Corporation then in office. The Corporation shall indemnify, defend and hold harmless each member of the Committee to the fullest extent allowed by the Bylaws of the Corporation.

5.        Eligibility. The Committee may grant Options in its discretion to any Potential Participant. Options may be granted by the Committee at any time and from time to time to new Potential Participants, or to then Optionees, and may include or exclude previous Optionees, as the Committee shall determine.

6.        Exercise Price. The purchase price per share for Stock under each Option shall be determined by the Committee.

7.        Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by a Stock Option Agreement which shall be signed by each Optionee and the President or a Vice President of the Corporation. If a Potential Participant fails or declines to sign a Stock Option Agreement, he will be deemed to have declined the Option.

8.        Amendment and Termination. The Board, by resolution, may terminate, amend, or revise the Plan or the Stock Option Agreement; provided, however, that neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan. Termination of the Plan shall not affect any option previously granted.

9.        Effective Date of Plan. The Plan shall be effective from March 18, 1994, which is the date that the Plan was adopted and approved by the Board.